Exhibit 99

Psychiatric Solutions Earnings Increase 23.3% to $0.53 per Diluted Share for Fourth Quarter 2009 on 6.1% Growth in Same-Facility Revenue

Establishes 2010 Earnings Guidance in Range of $2.27 to $2.31

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 23, 2010--Psychiatric Solutions, Inc. (“PSI”) (NASDAQ: PSYS) today announced financial results for the fourth quarter and year ended December 31, 2009. Revenue was $463.0 million for the quarter, an increase of 8.1% from $428.4 million for the fourth quarter of 2008. Income from continuing operations attributable to PSI stockholders grew 22.9% to $29.7 million from $24.2 million. Income from continuing operations attributable to PSI stockholders per diluted share increased 23.3% to $0.53 for the fourth quarter of 2009 from $0.43 for the fourth quarter of 2008.

Revenue for the year ended December 31, 2009 was $1.805 billion, up 6.4% from $1.696 billion for 2008. Income from continuing operations attributable to PSI stockholders increased 14.3% to $120.1 million from $105.0 million. Income from continuing operations attributable to PSI stockholders per diluted share rose 14.4% to $2.14 for 2009 from $1.87 for 2008.

“PSI produced solid earnings growth for the fourth quarter of 2009 as strong growth in admissions and patient days, combined with our continuing productivity and expense control initiatives, produced improved margins for the quarter compared with the fourth quarter of 2008,” remarked Joey Jacobs, Chairman, President and Chief Executive Officer of PSI.

For the fourth quarter, PSI achieved a 6.1% increase in same-facility revenue from the fourth quarter of 2008. This increase was primarily driven by 6.0% comparable quarter growth in patient days. PSI’s same-facility EBITDA margin rose to 21.5% for the latest quarter from 19.1% for the fourth quarter of 2008, while consolidated adjusted EBITDA margin increased to 17.8% from 17.0%. For full-year 2009, same-facility EBITDA margin increased to 21.6% from 20.8% for 2008, and consolidated adjusted EBITDA margin improved to 18.2% from 17.9%. A reconciliation of all GAAP and non-GAAP financial results in this release can be found on page 6.

PSI produced net cash from continuing operating activities of $50.6 million for the fourth quarter of 2009, funding all of the Company’s capital expenditures for the quarter of $35.1 million. PSI applied both free cash flow and the proceeds from the previously announced fourth quarter sale of the employee assistance program business to Aetna primarily to debt reduction. As a result, PSI’s ratio of debt to total capitalization improved to 53.5% at the end of 2009 from 56.2% at the end of the third quarter of 2009 and 59.6% at the end of 2008. In addition, the ratio of debt to adjusted EBITDA for the trailing 12 months improved to 3.6 at the end of 2009 from 4.0 at the end of the third quarter of 2009 and 4.3 at the end of 2008.

PSI today established its guidance for 2010 earnings from continuing operations attributable to PSI stockholders per diluted share in a range of $2.27 to $2.31. The Company’s guidance does not include the impact from any future acquisitions.

PSI will hold a conference call to discuss its fourth quarter financial results at 10:00 a.m. Eastern time on Wednesday, February 24, 2010. A live webcast of the conference call will be available at www.psysolutions.com in the “Investors” section of the site or at www.earnings.com. The webcast will be available through the end of business on March 12, 2010.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) general economic and business conditions; (2) PSI’s ability to comply with applicable licensure and accreditation requirements; (3) risks inherent to the health care industry, including government investigations, the impact of unforeseen changes in regulation, decreases in reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients, stockholders and others; (4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; and (5) PSI’s ability to improve the operations of its inpatient facilities and successfully integrate recently acquired operations. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults and is the largest operator of owned or leased freestanding psychiatric inpatient facilities with over 11,000 beds in 32 states, Puerto Rico and the U.S. Virgin Islands. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except for per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenue	$462,957	$428,436	$1,805,361	$1,696,116

Salaries, wages and employee benefits (including share-based compensation of $3,981, $4,901, $17,505 and $19,913 the respective three and twelve month periods in 2009 and 2008)	258,397	237,130	1,005,204	938,363
Professional fees	42,453	41,487	166,785	162,491
Supplies	23,023	22,571	92,572	92,393
Rentals and leases	4,962	4,895	20,131	20,635
Other operating expenses	46,181	46,188	172,868	162,980
Provision for doubtful accounts	9,845	8,455	36,414	34,334
Depreciation and amortization	11,874	10,309	44,778	38,843
Interest expense	18,286	18,465	71,549	75,982
	415,021	389,500	1,610,301	1,526,021
Income from continuing operations before income taxes	47,936	38,936	195,060	170,095
Provision for income taxes	18,509	14,821	74,889	64,457
Income from continuing operations	29,427	24,115	120,171	105,638
Loss from discontinued operations, net of taxes	(1,997)	(132)	(2,461)	(81)
Net income	27,430	23,983	117,710	105,557
Less: Net income attributable to noncontrolling interest	245	38	(93)	(604)
Net income attributable to PSI stockholders	$27,675	$24,021	$117,617	$104,953

Basic earnings per share:
Income from continuing operations attributable to PSI stockholders	$0.53	$0.43	$2.16	$1.89
Loss from discontinued operations, net of taxes	(0.03)	-	(0.04)	-
Net income attributable to PSI stockholders	$0.50	$0.43	$2.12	$1.89

Diluted earnings per share:
Income from continuing operations attributable to PSI stockholders	$0.53	$0.43	$2.14	$1.87
Loss from discontinued operations, net of taxes	(0.04)	-	(0.04)	-
Net income attributable to PSI stockholders	$0.49	$0.43	$2.10	$1.87

Shares used in computing per share amounts:
Basic	55,622	55,676	55,564	55,408
Diluted	56,233	56,428	56,116	56,267

Amounts attributable to PSI stockholders:
Income from continuing operations, net of taxes	$29,672	$24,153	$120,078	$105,034
Loss from discontinued operations, net of taxes	(1,997)	(132)	(2,461)	(81)
Net income	$27,675	$24,021	$117,617	$104,953

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$6,815	$51,271
Accounts receivable, less allowance for doubtful accounts of $51,894 and $48,383, respectively	249,439	241,459
Other current assets	105,166	174,780
Total current assets	361,420	467,510
Property and equipment, net of accumulated depreciation	931,730	820,453
Cost in excess of net assets acquired	1,153,111	1,139,242
Other assets	60,979	78,785
Total assets	$2,507,240	$2,505,990

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,397	$34,609
Salaries and benefits payable	81,129	83,539
Other accrued liabilities	62,036	81,065
Current portion of long-term debt	4,940	34,391
Total current liabilities	183,502	233,604
Long-term debt, less current portion	1,182,139	1,280,006
Deferred tax liability	81,137	69,471
Other liabilities	25,790	28,067
Total liabilities	1,472,568	1,611,148
Redeemable noncontrolling interest	4,337	4,957
Total stockholders' equity	1,030,335	889,885
Total liabilities and stockholders' equity	$2,507,240	$2,505,990

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2009	2008

Operating activities:
Net income	$117,710	$105,557
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	44,778	38,843
Amortization of loan costs and bond discount	5,300	2,213
Share-based compensation	17,505	19,913
Change in income tax assets and liabilities	20,050	(5,034)
Loss from discontinued operations, net of taxes	2,461	81
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(3,911)	(17,755)
Prepaids and other current assets	8,024	(4,612)
Accounts payable	(1,391)	2,891
Salaries and benefits payable	(6,219)	1,731
Accrued liabilities and other liabilities	1,104	(4,567)
Net cash provided by continuing operating activities	205,411	139,261
Net cash provided by discontinued operating activities	983	2,522
Net cash provided by operating activities	206,394	141,783

Investing activities:
Cash paid for acquisitions, net of cash acquired	(32,910)	(121,156)
Cash paid for real estate acquisitions	(19,341)	-
Capital purchases of property and equipment	(130,674)	(121,930)
Other assets	1,229	(1,318)
Net cash used in continuing investing activities	(181,696)	(244,404)
Net cash provided by (used in) discontinued investing activities	67,692	(41,811)
Net cash used in investing activities	(114,004)	(286,215)

Financing activities:
Net (decrease) increase in revolving credit facility	(229,333)	149,333
Borrowings on long-term debt	106,500	-
Principal payments on long-term debt	(5,093)	(6,067)
Payment of loan and issuance costs	(9,903)	(59)
Distributions to noncontrolling interests	(723)	-
Excess tax benefits from share-based payment arrangements	1,678	3,052
Repurchase of common stock upon restricted stock vesting	(1,057)	(271)
Proceeds from exercises of common stock options	1,085	9,745
Net cash (used in) provided by financing activities	(136,846)	155,733
Net (decrease) increase in cash	(44,456)	11,301
Cash and cash equivalents at beginning of the period	51,271	39,970
Cash and cash equivalents at end of the period	$6,815	$51,271

Effect of Acquisitions:
Assets acquired, net of cash acquired	$39,147	$124,687
Liabilities assumed	(6,237)	(3,531)
Cash paid for acquisitions, net of cash acquired	$32,910	$121,156

PSYCHIATRIC SOLUTIONS, INC.
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Income from continuing operations attributable to PSI stockholders	$29,672	$24,153	$120,078	$105,034
Provision for income taxes	18,509	14,821	74,889	64,457
Interest expense	18,286	18,465	71,549	75,982
Depreciation and amortization	11,874	10,309	44,778	38,843
EBITDA(a)	78,341	67,748	311,294	284,316
Other expenses:
Share-based compensation	3,981	4,901	17,505	19,913
Adjusted EBITDA(a)	$82,322	$72,649	$328,799	$304,229
(a)

EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations attributable to stockholders before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as income from continuing operations attributable to stockholders before interest expense (net of interest income), income taxes, depreciation, amortization, and other items included in the caption above labeled “Other expenses”. These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI’s management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI’s overall performance and to compare PSI’s current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

PSYCHIATRIC SOLUTIONS, INC.
OPERATING STATISTICS - OWNED FACILITIES
(Unaudited)
(Revenue in thousands)

	Three Months Ended December 31,		%
	2009	2008	Change
Same-facility results:
Revenue	$420,668	$396,661	6.1%
Admissions	43,922	39,627	10.8%
Patient days	724,193	683,122	6.0%
Average length of stay(a)	16.5	17.2	-4.1%
Revenue per patient day(b)	$581	$581	0.0%
EBITDA margin	21.5%	19.1%	240 bps

Total facility results:
Revenue	$430,136	$396,661	8.4%
Admissions	45,086	39,627	13.8%
Patient days	735,202	683,122	7.6%
Average length of stay(a)	16.3	17.2	-5.2%
Revenue per patient day(b)	$585	$581	0.7%
EBITDA margin	21.5%	19.1%	240 bps

	Year Ended December 31,		%
	2009	2008	Change
Same-facility results:
Revenue	$1,654,258	$1,571,141	5.3%
Admissions	174,874	163,616	6.9%
Patient days	2,845,536	2,749,658	3.5%
Average length of stay(a)	16.3	16.8	-3.0%
Revenue per patient day(b)	$581	$571	1.8%
EBITDA margin	21.6%	20.8%	80 bps

Total facility results:
Revenue	$1,678,449	$1,571,141	6.8%
Admissions	177,967	163,616	8.8%
Patient days	2,881,063	2,749,658	4.8%
Average length of stay(a)	16.2	16.8	-3.6%
Revenue per patient day(b)	$583	$571	2.1%
EBITDA margin	21.5%	20.8%	70 bps

(a) Average length of stay is defined as patient days divided by admissions.
(b) Revenue per patient day is defined as owned facility revenue divided by patient days.

CONTACT:
Psychiatric Solutions, Inc.
Brent Turner, 615-312-5700
Executive Vice President, Finance and Administration